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                                                                    EXHIBIT 31.1

                     CERTIFICATION PURSUANT TO RULES 13a-14
              AND 15d-14 UNDER THE SECURITIES EXCHANGE ACT OF 1934,
                         AS ADOPTED PURSUANT TO SECTION
                      302 OF THE SARBANES-OXLEY ACT OF 2002



I, Craig H. Neilsen, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Ameristar Casinos,
Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such controls to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):


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(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



August 14, 2003                    By: /s/ CRAIG H. NEILSEN
                                       ------------------------------
                                       Craig H. Neilsen
                                       President and Chief Executive Officer

        On this 14th day of August 2003, Craig H. Neilsen directed Connie Wilson, in his presence as well as our own, to sign the foregoing document as "Craig H. Neilsen." Upon viewing the signature as signed by Connie Wilson, and in our presence, Craig H. Neilsen declared to us that he adopted it as his own signature.

                                     /s/ MARGENE OTTEN
                                     ----------------------------------------
                                     Witness

                                     /s/ VICKIE KOLIAS
                                     ----------------------------------------
                                     Witness

        STATE OF NEVADA      )

                                    :ss

        COUNTY OF CLARK      )

                I, Janet Catron, Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to be the person whose name is subscribed to the within instrument in his capacity as President and Chief Executive Officer of Ameristar Casinos, Inc. Craig H. Neilsen, who being unable due to physical incapacity to sign his own name or offer his mark, did direct Connie Wilson, in his presence, as well as my own, to sign the foregoing document as "Craig H. Neilsen." Craig H. Neilsen, after viewing his name as signed by Connie Wilson, thereupon adopted it as his own by acknowledging to me his intention to so adopt it as if he had personally executed the same, and further acknowledged to me that he executed the same as the President and Chief Executive Officer of Ameristar Casinos, Inc.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 14th day of August, 2003.

                                     /s/ JANET CATRON
                                     ----------------------------------------
                                     Notary Public
                                     Residing at:  Las Vegas
                                                 ----------------------------

My Commission Expires:

May 9, 2005
--------------------------------